EXHIBIT j

                       CONSENT OF INDEPENDENT ACCOUNTANTS




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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated August 3, 2001 relating to the financial statements and financial highlights which appears in the June 30, 2001 Annual Report to Shareholders of The Phoenix-Aberdeen Worldwide Opportunities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
October 26, 2001